UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2019

OPTION CARE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Lakeside Dr. Suite 300N Bannockburn, IL		60015
(Address of principal executive offices)		(Zip Code)

(312)-940-2443

(Registrant’s telephone number, including area code)

BioScrip, Inc.

600 Broadway, Suite 700, Denver, Colorado 80202

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	BIOS	Nasdaq Global Select Market

INTRODUCTORY NOTE

This Current Report on Form 8-K of Option Care Health, Inc. is being filed concurrently with a separate Current Report on Form 8-K of Option Care Health, Inc. On August 6, 2019, HC Group Holdings II, Inc., a Delaware corporation (“HC II” or “Omega”), which wholly owns the group of operating subsidiaries known as Option Care (“Option Care”), first merged (the “First Merger”) with and into Beta Sub, Inc. (“Beta Sub, Inc.” or “Merger Sub Inc.”), a Delaware corporation and a wholly owned subsidiary of BioScrip, Inc., a Delaware corporation (“BioScrip” or the “Company”) with HC II as the surviving corporation (the “Surviving Corporation”). Immediately following the First Merger, the Surviving Corporation was merged with and into Beta Sub, LLC, (the “Second Merger”), a Delaware limited liability company and a wholly owned subsidiary of BioScrip (“Beta Sub, LLC” or “Merger Sub LLC”) (the First Merger and such subsequent merger referred to as the “Mergers”). Upon completion of the Mergers, the Surviving Corporation operates as a wholly owned subsidiary of BioScrip under the name HC Group Holdings II, LLC. The Mergers were effectuated pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, HC II, HC Group Holdings I, LLC, a Delaware limited liability company (“Omega Parent”), HC Group Holdings III, Inc. (solely for limited purposes set forth therein), Beta Sub, Inc. and Beta Sub, LLC, dated as of March 14, 2019.

As a result of the Mergers, Omega Parent owned approximately 80% of the issued and outstanding shares of the combined company immediately following the completion of the First Merger.

At a special meeting of the Company’s stockholders held on August 2, 2019, the Company’s stockholders approved, among other things, an issuance of the Company’s shares of common stock, par value $0.0001 per share (the “Common Stock”) to Omega Parent pursuant to the Merger Agreement, and the adoption of the Company’s third amended and restated certificate of incorporation (the “Amended Charter”).

The Amended Charter became effective on August 6, 2019 pursuant to and upon filing the Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Amended Charter Effective Time”) with the Secretary of State of the State of Delaware. Immediately following the Amended Charter Effective Time, the First Merger became effective upon the filing of the First Certificate of Merger with the Secretary of State of the State of Delaware, and the Second Merger became effective upon the filing of the Second Certificate of Merger with the Secretary of State of the State of Delaware. At the Amended Charter Effective Time, the Mergers occurred with the Surviving Corporation operating as a wholly owned subsidiary of BioScrip. Immediately following the Amended Charter Effective Time, the Company filed a Certificate of Amendment with the State of Delaware to change the Company’s name to Option Care Health, Inc.

Item 1.01. Entry into a Material Definitive Agreement

Registration Rights Agreement

In connection with the Mergers, the Company and Omega Parent entered into a Registration Rights Agreement at the closing of the Mergers on August 6, 2019 (the “Registration Rights Agreement”). The Registration Rights Agreement, among other things, grants customary registration rights to Omega Parent, including demand registration rights, shelf registration rights and piggyback registration rights.

A description of the material terms of the Registration Rights Agreement has been previously disclosed under the section “The Ancillary Agreements — Registration Rights Agreement” to the Company’s definitive proxy statement on Schedule 14A, filed with the United States Securities and Exchange Commission (the “Commission”) on June 26, 2019 and is incorporated herein by reference.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Subject to certain limited exceptions set forth in the Merger Agreement, including the ability to transfer, in the aggregate, an amount not to exceed 20% of the outstanding shares of Common Stock immediately following the closing of the Mergers in Rule 144 sales, Omega Parent is prohibited from transferring, selling, exchanging, encumbering or disposing of any Common Stock issued to it in as Merger Consideration or Escrowed Shares, each as defined below, for the period commencing on the closing date and ending on the 12-month anniversary of the date of the Merger Agreement.

Director Nomination Agreement

In connection with the Mergers, the Company and Omega Parent entered into a Director Nomination Agreement on August 6, 2019 (the “Director Nomination Agreement”).

The Director Nomination Agreement provides that, from and after the closing of the Mergers until the date that Omega Parent and its affiliates cease to beneficially own Common Stock representing at least 10% of the voting power of the then-outstanding Common Stock, Omega Parent is entitled to nominate for election to the Company’s Board of Directors (the “Board”) or any committee of the Board, a number of directors equal to the product obtained by multiplying (a) the percentage of the total voting power of the then-outstanding Common Stock then beneficially owned by Omega Parent and its affiliates and (b) the authorized number of directors on the Board, including any vacancies, with such product rounded up to the nearest whole number in all cases. The Director Nomination Agreement also provides Omega Parent with the right to fill any vacancies created by the removal, death, disability, disqualification or resignation from the Board of any of its nominees that is elected to the Board. In the Director Nomination Agreement, the Company agrees to use its reasonable best efforts to ensure that any nominees designated by Omega Parent in accordance with the Director Nomination Agreement are included in the Board’s slate of nominees to the stockholders for each election of directors and that each nominee designated by Omega Parent is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders at which directors are voted on for election.

The Director Nomination Agreement automatically terminates on the date on which Omega Parent and its affiliates cease to beneficially own at least 10% of the total voting power of the then outstanding Common Stock.

A description of the material terms of the Director Nomination Agreement has been previously disclosed under the section “The Ancillary Agreements — Director Nomination Agreement” on the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on June 26, 2019 and is incorporated herein by reference.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Director Nomination Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Secured Financing

In connection with the Mergers and to (among other things) finance a portion of the Mergers, Option Care and the Company entered into (i) a first lien term loan credit agreement among HC Group Holdings II, LLC (“HC II, LLC”), as the Initial Borrower prior to the debt assumption, BioScrip, as Parent Borrower, upon the consummation of the debt assumption, the guarantors party thereto from time to time, Bank of America, N.A., as the Administrative Agent, the lenders party thereto from time to time, and the other parties party thereto from time to time, dated as of August 6, 2019 (the “First Lien Credit Agreement”), pursuant to which the Initial Borrower incurred a $925 million senior secured first lien term loan facility (the “First Lien Term Loan Facility”); (ii) an ABL credit agreement among HC II, LLC, as the Initial Borrower prior to the debt assumption, BioScrip, as Parent Borrower, upon the consummation of the debt assumption, the other borrowers and guarantors party thereto from time to time, Bank of America, N.A., as the Administrative Agent, Swing Line Lender and Issuing Bank, and the other parties party thereto from time to time, dated as of August 6, 2019 (the “ABL Credit Agreement”), pursuant to which the lenders party thereto have made available a $150 million senior secured first lien asset-based revolving credit facility and (iii) an indenture among HC II, LLC, as the Initial Issuer prior to the debt assumption, BioScrip, as Parent Issuer, upon the consummation of the debt assumption, subsidiary issuers and guarantors party thereto from time to time, and Ankura Trust Company, LLC, as the Trustee and Collateral Agent, dated as of August 6, 2019 (the “Second Lien Notes Indenture”), pursuant to HC II, LLC issued $400 million aggregate principal amount of second lien notes. The Company, Goldman Sachs Merchant Banking Division and Ares Management entered into a Note Purchase Agreement, dated August 6, 2019 (the “Note Purchase Agreement”) pursuant to which Goldman Sachs Merchant Banking Division and Ares Management agreed to purchase the second lien notes.

First Lien Term Loan

On August 6, 2019, Omega, as initial borrower (prior to the debt assumption, as the “Initial Borrower”), the Company, as parent borrower (following the debt assumption, as the “Parent Borrower” and, together with the Initial Borrower, the “Borrowers”), certain subsidiaries of Omega and the Company as guarantors (the “Guarantors”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), entered into the First Lien Credit Agreement. Capitalized terms used in this description of the First Lien Credit Agreement in this Item 1.01 but not defined herein have the meaning assigned to such terms in the First Lien Credit Agreement.

Borrowings under the First Lien Term Loan Facility will bear interest at a rate equal to, at the option of the Parent Borrower, either (i) the then applicable Eurocurrency Rate plus an Applicable Rate of 4.50% or (ii) the then applicable Base Rate plus an Applicable Rate of 3.50%; provided that, in each case, the respective Applicable Rates shall be subject to a 25 basis point step-down if either (x) the First Lien Net Leverage Ratio is less than or equal to 3.70:1.00 or (y) the Term B Loans have a B1 rating from Moody’s and a B rating from S&P. The Parent Borrower is also required to pay customary agency fees under the First Lien Credit Agreement.

The First Lien Credit Agreement requires scheduled quarterly payments on the First Lien Term Loan Facility in annual amounts equal to 0.25% of the original principal amount of the First Lien Term Loan Facility outstanding on August 6, 2019 (the “Closing Date”) commencing with the last day of the second full fiscal quarter after the Closing Date with the balance paid at maturity.

In addition, the First Lien Term Loan Facility requires the Parent Borrower to prepay outstanding term loan borrowings, subject to certain exceptions, with:

•	50% (which percentage will be reduced if the Parent Borrower attains certain leverage ratios) of the Parent Borrower’s annual excess cash flow;

•	100% of the net cash proceeds of all non-ordinary course asset sales and other dispositions of property; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the First Lien Credit Agreement. The Parent Borrower may, with limited exceptions, voluntarily repay outstanding loans under the First Lien Term Loan Facility at any time, without prepayment premium or penalty, subject to customary “breakage” costs with respect to Eurocurrency Rate Loans.

All obligations under the First Lien Term Loan Facility are unconditionally guaranteed by each of the Parent Borrower’s existing and future direct and indirect material, wholly owned domestic subsidiaries, subject to certain exceptions. The obligations are secured by first priority security interest in each of the Parent Borrower’s subsidiaries’ capital stock (subject to certain exceptions) and substantially all of the Parent Borrower’s and the other Loan Party’s property and assets (other than the ABL Priority Collateral), (the “Term Loan Priority Collateral”), in each case subject to certain exceptions, and a second priority security interest in the ABL Priority Collateral (as defined below).

The First Lien Credit Agreement contains certain customary affirmative covenants and events of default. The negative covenants in the First Lien Credit Agreement include, among other things, limitations (none of which are absolute) on the Parent Borrower’s and its Restricted Subsidiaries’ ability to:

•	incur additional debt or issue certain preferred shares;
•	create liens on certain assets;
•	make certain loans or investments (including acquisitions);
•	pay dividends on or make distributions in respect of its capital stock or make other restricted payments;
•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;
•	sell assets;
•	enter into certain transactions with its affiliates;
•	change the nature of its business;
•	restrict liens; and
•	modify the terms of certain debt or organizational agreements.

The lenders and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Parent Borrower and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

The First Lien Term Loan matures on August 6, 2026.

ABL Credit Agreement

On August 6, 2019, the Borrowers, the Guarantors and the Administrative Agent, entered into the ABL Credit Agreement pursuant to which certain financial institutions provided an asset based loan revolving credit facility (the “ABL Facility”) with aggregate commitments of $150 million (including a letter of credit sub-facility and swing line loan sub-facility). Capitalized terms used in this description of the ABL Credit Agreement but not defined herein in this description of the ABL Credit Facility in this Item 1.01 have the meaning assigned to such terms in the ABL Credit Agreement.

Borrowings under the ABL Facility will bear interest at a rate equal to, at the option of the Parent Borrower, either (i) the then applicable Eurocurrency Rate plus an Applicable Rate of 2.50% or (ii) the then applicable Base Rate plus an Applicable Rate of 1.50%; provided that, in each case, the respective Applicable Rates shall be subject to a (x) 25 basis point step-up if Historical Excess Availability as a percentage of the Line Cap is less than 33.33% or (y) 25 basis point step-down if Historical Excess Availability as a percentage of the Line Cap is greater than or equal to 66.66%.

In addition to paying interest on outstanding principal under the ABL Facility, the Parent Borrower is required to pay a commitment fee at a rate equal to 0.250% or 0.375% per annum based on average daily revolving credit exposure under the ABL Facility in respect of the unutilized commitments thereunder. The Parent Borrower is also required to pay customary agency fees under each ABL Facility as well as letter of credit participation fees computed at a rate per annum equal to the Applicable Rate for Eurocurrency Rate Loans on the dollar equivalent of the daily stated amount of outstanding letters of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges and a fronting fee computed at a rate equal to 0.125% per annum on the daily stated amount of each letter of credit under the ABL Facility.

The ABL Facility requires the Parent Borrower to prepay outstanding revolving credit borrowings, subject to certain exceptions, if the Total Revolving Credit Exposure exceeds the Line Cap.

The Parent Borrower may voluntarily repay outstanding loans under the ABL Facility at any time, without prepayment premium or penalty.

All obligations under the ABL Facility are unconditionally guaranteed by each of the Parent Borrower’s existing and future direct and indirect material, wholly owned domestic subsidiaries, subject to certain exceptions. The obligations are secured by first priority security interest on of each the Parent Borrower’s and each of its subsidiaries’ inventory, accounts receivable, cash, deposit accounts and certain assets and property related thereto (the “ABL Priority Collateral”), in each case subject to certain exceptions, and a third priority security interest in the Term Loan Priority Collateral.

The ABL Facility matures on August 6, 2024.

Second Lien Notes Indenture

On August 6, 2019, prior to the consummation of the Mergers, Omega, as initial issuer (prior to the debt assumption, the “Initial Issuer”), the Company, as parent issuer (following the debt assumption, the “Parent Issuer” and, together with the Initial Issuer, the “Issuers”), the Guarantors and Ankura Trust Company, LLC, as trustee (in such capacity, the “Ankura Trustee”) and collateral agent (in such capacity, the “Ankura Collateral Agent”), entered into an indenture (the “Indenture”) with respect to the Senior Secured Second Lien PIK Toggle Floating Rate Notes due 2027 (the “Notes”). Capitalized terms used in this description of the Indenture in this Item 1.01 but not defined herein have the meaning assigned to such terms in the Indenture.

Pursuant to the terms of the Indenture, the Issuers will pay interest, at the option of the Parent Issuer, (i) in cash at a floating rate equal to the sum of the LIBOR rate plus 8.75% per annum (the “Applicable Rate”), or (ii) for any interest period ending on or prior to August 6, 2020, 100% in kind (the “100% PIK Option”), or (iii) for any interest period ending on or prior to August 6, 2021, 50% in kind, with the other 50% to be paid in cash (the “50% PIK Option”); provided that if the Parent Issuer elects the 100% PIK Option in any interest period, the applicable interest rate for such interest period will be the Applicable Rate plus an additional 1.00% per annum, and provided further that if the Parent Issuer elects the 50% PIK Option in any interest period, the applicable interest rate for such interest period will be the Applicable Rate plus an additional 0.50% per annum, with 50% of such interest for such period to be paid by the Issuer in kind and the other 50% to be paid in cash. Interest is payable quarterly in arrears on the 6th day of each November, February, May and August, commencing November 6, 2019. The Notes mature on August 6, 2027.

The Notes are senior secured obligations of the Issuers. The Issuers’ joint and several obligations under the Notes and the Indenture are jointly and severally guaranteed (the “Guarantees”) by each wholly-owned domestic restricted subsidiary of the Parent Issuer that the Parent Issuer has caused or will cause to become a Guarantor pursuant to the terms of the Indenture. In addition, the Issuers, the Guarantors and the Collateral Agent have entered into collateral documents dated the Closing Date (the “Collateral Documents”). Pursuant to the Collateral Documents, the Issuers’ obligations under the Indenture and the Notes and the Guarantors’ Guarantees are secured by a third priority security interest in the ABL Priority Collateral and a second priority security interest in the Term Loan Priority Collateral.

The Parent Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time from and after the Closing Date for a redemption price equal to:

•	if redeemed during the twelve-month period beginning on August 6, 2019, 103% of the principal amount thereof;

•	if redeemed during the twelve-month period beginning on August 6, 2020, 102% of the principal amount thereof;

•	if redeemed during the twelve-month period beginning on August 6, 2021, 101% of the principal amount thereof; and

•	if redeemed on or after August 5, 2022, 100% of the principal amount thereof;

in each case, plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the applicable redemption date.

The Parent Issuer is obligated to make an offer to purchase all outstanding Notes in cash at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the date of purchase, upon a change of control.

The Indenture requires the Parent Issuer and its restricted subsidiaries, as applicable, to comply with certain other covenants including, but not limited to, covenants that, subject to certain exceptions, limit the Parent Issuer’s and the restricted subsidiaries’ ability to: (i) incur additional indebtedness; (ii) grant liens; (iii) engage in certain sale/leaseback, merger, consolidation or asset sale transactions; (iv) make certain investments; (v) pay dividends or make distributions; (vi) engage in affiliate transactions and (vii) change the nature of their business.

The Indenture provides for certain customary events of default.

Note Purchase Agreement

On August 6, 2019, prior to the consummation of the Mergers, Omega and the Company entered into a note purchase agreement (the “Note Purchase Agreement”) among Omega as Initial Issuer, the Company as Parent Issuer, the Guarantors party thereto and the purchasers named therein (the “Purchasers”) relating to the sale of $400 million aggregate principal amount of the Notes to the Purchasers on the Closing Date in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Note Purchase Agreement contains customary representations, warranties, covenants and closing conditions.

A portion of the net proceeds from the sale of the Notes and borrowings under the First Lien Term Loan will be used to pay all outstanding borrowings and redeem all outstanding notes of Omega and the Company and terminate or satisfy and discharge all related credit agreements and indentures. In connection with the Mergers, the Company satisfied and discharged its obligations under the (i) Indenture, dated as of February 11, 2014 governing its outstanding 8.875% Senior Notes due 2021 (ii) first lien note purchase agreement, dated June 29, 2017, pursuant to which the Company issued first lien senior secured notes and (ii) a second lien note purchase agreement, dated June 29, 2017 pursuant to which the Company (a) issued second lien senior secured notes and (b) had the ability to draw upon and issue second lien delayed draw senior secured notes. Omega redeemed all outstanding notes and satisfied and discharged its obligations under the Indenture, dated as of April 7, 2015, governing its Senior Secured Second Lien Floating Rate Notes due 2023. Omega also repaid all borrowings under and terminated its credit agreements governing it $80 million revolving credit facility, $415 million first lien term loan and $150 million second lien term loan.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the First Lien Term Loan Credit Agreement, the ABL Credit Agreement, the Second Lien Notes Indenture and the Note Purchase Agreement, copies of which are attached hereto as Exhibits 10.3, 10.4, 4.1, and 10.5, respectively, and each is incorporated herein by reference.

Amendment to Tax Asset Protection Plan

On August 5, 2019, the Company entered into an Amendment to its Tax Asset Protection Plan (the “Amendment”) between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”) that amends the Tax Asset Protection Plan dated August 11, 2016, (the “TAPP”) between the Company and the Rights Agent.

The Amendment amends the definition of “Final Expiration Date” under the TAPP to mean 12:01 A.M. on August 6, 2019.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The sections entitled Secured Financing and Amendment to Tax Asset Protection Plan under Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 1.02 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Item 5.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.03. Creation of Direct Financial Obligations.

The section entitled Amended and Restated Certificate of Designations of Series A Preferred Stock under Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth below under Item 5.01 of this Current Report on Form 8-K relating to the issuance of shares of Common Stock to Omega Parent is incorporated into this Item 3.02 by reference. For the issuance of Common Stock to Omega Parent, the Company is relying on the exemption from the registration statements of the Securities Act afforded by Section 4(a)(2) thereof and the rules and regulations of the Commission promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

The section entitled Amendment to Tax Asset Protection Plan under Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Amendment to Registration Rights Agreement

On March 14, 2019, in connection with the Mergers, the Company entered into Amendment No. 1 to the Registration Rights Agreement (the “RRA Amendment”) with the Holders, pursuant to which the Company and the Holders agreed to amend that certain Registration Rights Agreement, dated June 29, 2017, by and among the Company and the Holders, to provide the Holders with registration rights for the Amendment Shares. The RRA Amendment became effective upon the consummation of the First Merger on August 6, 2019. The RRA Amendment was previously disclosed on the Company’s Current Report on Form 8-K filed with the Commission on March 15, 2019.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the RRA Amendment, which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Item 5.01 Change in Control of the Registrant.

The information set forth in the Introductory Note and the sections entitled Director Nomination Agreement and Secured Financing under Item 1.01 of this Current Report on Form 8-K are incorporated to this Item 5.01 by reference.

Under the Merger Agreement, each share of HC II common stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the First Merger on August 6, 2019 (other than shares that were held in treasury of HC II or owned, directly or indirectly, by the Company, Merger Sub Inc. or Merger Sub LLC immediately prior to the effective time of the First Merger (the “Excluded Shares”)) was cancelled and converted into the right of Omega Parent to receive 542,261,567 shares of Common Stock (the “Merger Consideration”). At the effective time of the First Merger, each Excluded Share was automatically canceled and ceased to exist, and no consideration was exchanged therefor.

In addition to the Merger Consideration, the Company issued to Omega Parent at the effective time of the First Merger 28,193,428 shares of Common Stock in respect of certain outstanding and unvested contingent restricted stock units (the “Escrowed Shares”).

Immediately following the consummation of the First Merger, Omega Parent owned approximately 80% of the outstanding shares of Common Stock on a fully-diluted basis utilizing the treasury stock method. Immediately following the consummation of the First Merger, the holders of Common Stock as of immediately prior to the consummation of the First Merger collectively owned approximately 20% of the outstanding shares of Common Stock, on a fully-diluted basis utilizing the treasury stock method.

A description of the Merger Agreement was previously disclosed in the section “The Merger Agreement” to the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on June 26, 2019, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Third Amended and Restated Certificate of Incorporation

Pursuant to the Merger Agreement, the Second Amended and Restated Certificate of Incorporation of the Company was amended by the Amended Charter, which is attached to the Merger Agreement substantially in the form of Exhibit A, which provides, among other things, (i) an increase in authorized shares to permit issuance of a sufficient number of shares as merger consideration, and otherwise in connection with the Merger Agreement and the transactions contemplated thereby, (ii) a prohibition on Company stockholders’ ability to act by written consent after the date on which Omega Parent and its affiliates cease to beneficially own, in the aggregate, capital stock of the Company representing 50% or more of the voting power of the Company, referred to as the “trigger date”, (iii) the right of Company stockholders to remove directors with or without cause with the consent of (A) a majority of the voting power of the Company’s capital stock prior to the trigger date, or (B) a 66⅔% supermajority of the voting power of the Company’s capital stock after the trigger date, (iv) the right of the Company’s stockholders to amend the bylaws or certificate of incorporation of the Company with the consent of (A) a majority of the voting power of the Company’s capital stock prior to the trigger date, or (B) a 66⅔% supermajority of the voting power of the Company’s capital stock after the trigger date, (v) the waiver of certain fiduciary duties of the Company’s officers and directors, including the duty to offer certain business opportunities to the Company, that would otherwise be applicable to the officers and directors of the Company under Delaware law, and (vi) the right, prior to the trigger date, of the holders of a majority of the voting power of the then-outstanding shares of capital stock of the Company, to cause a special meeting of the Company’s stockholders to be called.

On August 6, 2019, the Board approved an amendment to the Amended Charter to change the Company’s name from BioScrip, Inc. to Option Care Health, Inc. Immediately following the Amended Charter Effective Time, the Company filed a Certificate of Amendment to change the Company’s name to Option Care Health, Inc. (the “Certificate of Amendment”).

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amended Charter and the Certificate of Amendment, which are attached hereto as Exhibit 3.1 and Exhibit 3.3, respectively, and are incorporated herein by reference.

Amended and Restated Certificate of Designations of Series A Preferred Stock

At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Certificate of Designations (the “Amended Series A COD”) of Series A Convertible Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”) such that, immediately following the effectiveness of the Mergers (i) (A) four one-hundredths (4/100) of each share of Series A Preferred Stock issued by the Company on March 9, 2015 then issued and outstanding was automatically converted into 2.5226 shares of Common Stock and (B) four one-hundredths (4/100) of each share of Series A Preferred Stock issued by the Company on July 29, 2015 then issued and outstanding was automatically converted into 2.4138 shares of Common Stock, totaling 53,388 shares of Common Stock in the aggregate and (ii) ninety-six one-hundredths (96/100) of each share of Series A Preferred Stock referred to in the foregoing clause (i) was redeemed for an amount in cash equal to 120% of the liquidation preference then-applicable to such share of Series A Preferred Stock as of the date of such redemption (including any dividends accrued through such date).

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amended Series A COD, which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Amended and Restated Bylaws

The Company’s Amended and Restated Bylaws in effect immediately prior to the effective time of the First Merger were amended (as amended, the “Bylaws”) as of the effective time of the First Merger to reflect certain governance terms provided in the Merger Agreement. Pursuant to the Merger Agreement, immediately following the effective time of the First Merger, the Company caused its board to consist of ten directors, (i) eight of whom were selected by Omega Parent, and (ii) two of whom were members of the BioScrip’s board immediately prior to the effective time of the First Merger (the “Continuing BioScrip Directors”). Furthermore, pursuant to the Merger Agreement, the Company amended its Bylaws, effective as of the effective time of the First Merger to provide that, if, following the closing, any Continuing BioScrip Director resigns or is unable to serve for any other reason prior to the first anniversary following the first annual meeting after the effective time of the First Merger (in each case, a “Removed Designee”), then, in each case, the remaining Continuing BioScrip Director (if any) will recommend a replacement for such Removed Designee to the Governance, Compliance and Nominating Committee of the Company’s board, which will consider such replacement (and, if not approved by such committee, any additional replacements recommended by the remaining Continuing BioScrip Director) in good faith.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Bylaws, which are attached hereto as Exhibit 3.4 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation of BioScrip, Inc.

3.2	Certificate of Amendment to the Certificate of Designations of Series A Convertible Preferred Stock of BioScrip, Inc.

3.3	Certificate of Amendment to Certificate of Incorporation, amending the Third Amended and Restated Certificate of Incorporation of BioScrip, Inc., changing the name “BioScrip, Inc.” to “Option Care Health, Inc.”

3.4	Amended and Restated Bylaws of Option Care Health, Inc., formerly known as BioScrip, Inc.

4.1	Second Lien Notes Indenture, dated as of August 6, 2019, among HC Group Holdings II, LLC, as the Initial Issuer, BioScrip, Inc., as the Parent Issuer, subsidiary issuers and guarantors party thereto from time to time, and Ankura Trust Company, LLC, as the Trustee and Collateral Agent.

4.2	Amendment to the Tax Asset Protection Plan, dated as of August 5, 2019, by and between BioScrip, Inc. and American Stock Transfer & Trust Company, LLC.

10.1	Registration Rights Agreement, dated as of August 6, 2019, by and among BioScrip, Inc. and HC Group Holdings I, LLC.

10.2	Director Nomination Agreement, dated as of August 6, 2019, by and among the BioScrip, Inc. and HC Group Holdings I, LLC.

10.3	First Lien Credit Agreement, dated as of August 6, 2019, among HC Group Holdings II, LLC, as the Initial Borrower, BioScrip, Inc., as the Parent Borrower, the guarantors party thereto from time to time, Bank of America, N.A., as the Administrative Agent, the lenders party thereto from time to time, BofA Securities, Inc., as Lead Arranger and Bookrunner and as Syndication Agent and Documentation Agent.

10.4	ABL Credit Agreement, dated as of August 6, 2019, among HC Group Holdings II, LLC, as the Initial Borrower, BioScrip, Inc., as the Parent Borrower, and Bank of America N.A., as the Administrative Agent, Issuing Bank and Swing Line Lender, the other lenders party thereto from time to time and Bank of America, N.A. and ACF Finco I LP as Joint Lead Arrangers and Joint Lead Bookrunners.

10.5	Note Purchase Agreement, dated as of August 6, 2019, among HC Group Holdings II, LLC, as the Initial Issuer, BioScrip, Inc., as the Parent Issuer, subsidiary issuers and guarantors party thereto from time to time, and the several initial purchasers party thereto.

10.6	Amendment No. 1 to Registration Rights Agreement by and between BioScrip, Inc. and the stockholders of the Company signatory thereto (incorporated by reference herein to Exhibit 10.4 on the Company’s Current Report on Form 8-K filed with the Commission on March 15, 2019).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OPTION CARE HEALTH, INC.

	By:	/s/ Clifford E. Berman
Name: Clifford E. Berman
August 7, 2019		Title: Senior Vice President, General Counsel and Corporate Secretary